UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

CLOUDERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38069	26-2922329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5470 Great America Parkway

Santa Clara, CA 95054

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 362-0488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting of the stockholders of Cloudera, Inc., a Delaware corporation (“Cloudera” or the “Company”) held on August 25, 2021 at 7:00 a.m. Pacific Time (the “Special Meeting”), the stockholders approved the following proposals:

1.

Proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of June 1, 2021, (the “Merger Agreement”), by and among Sky Parent Inc., a Delaware corporation (“Parent”), Project Sky Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Cloudera (the “Merger Agreement Proposal”). The proposal was approved with a vote of 206,057,019 shares in favor, 1,227,644 shares against, 415,174 abstentions and 0 broker non-votes.

2.

Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Cloudera’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The proposal was approved with a vote of 204,033,754 shares in favor, 2,826,371 shares against, 839,712 abstentions and 0 broker non-votes.

3.

Proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. The proposal was approved with a vote of 197,147,036 shares in favor, 9,984,889 shares against, 567,912 abstentions and 0 broker non-votes. Sufficient votes were received to approve this proposal; however this proposal was not necessary following the approval of the Merger Agreement Proposal and was therefore not implemented.

Each proposal is described in detail in Cloudera’s definitive proxy statement, dated July 19, 2021, which was filed with the Securities and Exchange Commission on July 19, 2021, and first mailed to Cloudera’s stockholders on or about July 19, 2021.

As of the close of business on the record date for the Special Meeting, which was July 1, 2021, there were 296,132,583 shares of common stock outstanding and entitled to vote at the Special Meeting. Each share of common stock was entitled to one vote per share. A total of 207,699,837 shares of Cloudera’s common stock, representing approximately 70.13% of Cloudera’s shares of common stock outstanding as of the record date for the Special Meeting were represented virtually or by proxy at the Special Meeting, and constituted a quorum to conduct business at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUDERA, INC.

	By:	/s/ David Howard
Name: David Howard
Title: Chief Legal Officer

Dated: August 26, 2021

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